UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2010
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-14323 (Commission File Number)	76-0568219 (IRS Employer Identification No.)

1100 Louisiana St., 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Effective September 27, 2010, William Ordemann resigned as Chief Operating Officer of Enterprise Products GP, LLC, our general partner (“EPGP”). Mr. Ordemann will remain with us as Executive Vice President of EPGP.
(c) Effective September 27, 2010, A. James Teague was elected Chief Operating Officer of EPGP. Mr. Teague, 65, was elected Executive Vice President of EPGP in November 1999 and as a director in July 2008. In addition, he served as EPGP’s Chief Commercial Officer from July 2008 until September 2010. He has served as Executive Vice President and Chief Commercial Officer of DEP Holdings, LLC (“DEP GP”), the general partner of Duncan Energy Partners L.P., since July 2008. He previously served as a director of DEP GP from July 2008 to May 2010 and as a director of EPE Holdings, LLC, the general partner of Enterprise GP Holdings L.P., from October 2009 to May 2010. Mr. Teague joined us in connection with our purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. From 1998 to 1999, Mr. Teague served as President of Tejas Natural Gas Liquids, LLC, then an affiliate of Shell. From 1997 to 1998, he was President of Marketing and Trading for Mapco Inc.
Item 7.01. Regulation FD Disclosure.
     On September 27, 2010, we issued a press release announcing the matters disclosed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products GP, LLC,
its General Partner

Date: September 28, 2010	By:	/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 27, 2010.